UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 17, 2003

UPC POLSKA, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22877	06-1487156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4643 Ulster Street, Suite 1300, Denver, Colorado 80237 (303) 770-4001
(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Item 3.  Bankruptcy and Receivership

As previously reported, on June 19, 2003, UPC Polska, Inc. (“UPC Polska” or the “Company”) announced that, in connection with the proposed restructuring of its indebtedness, it entered into a Restructuring Agreement (the “Restructuring Agreement”) with the approval of (i) its affiliated creditors, UPC Telecom B.V. and Belmarken Holding B.V. (collectively, the “Affiliated Creditors”), and (ii) nearly 75% (in amount) of the non-affiliated holders of the Company’s 14½% Senior Discount Notes due 2008, 14 ½% Senior Discount Notes due 2009 and Series C Senior Discount Notes due 2008 (collectively, the “Participating Noteholders”).

As previously reported, on July 7, 2003, UPC Polska and UPC Polska Finance, Inc. (“Polska Finance”) filed, with the approval of the Affiliated Creditors and Participating Noteholders under the Restructuring Agreement, a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (“Chapter 11”) and filed a pre-negotiated plan of reorganization with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

As previously reported, on October 30, 2003, the Bankruptcy Court entered an order approving the Company’s First Amended Disclosure Statement (the “Disclosure Statement”) with respect to the First Amended Chapter 11 Plan of Reorganization Jointly Proposed by UPC Polska, Inc. and UPC Polska Finance, Inc. (the “First Amended Plan of Reorganization”) and authorized the Company to begin soliciting votes with respect to the First Amended Plan of Reorganization from creditors with impaired claims which would receive distributions under the plan.

On December 17, 2003, the Company entered into a Stipulation And Order With Respect To Consensual Plan Of Reorganization (the “Stipulation”) with Polska Finance, the Affiliated Creditors, UPC Operations B.V., the Participating Noteholders, and the Official Committee of Unsecured Creditors (the “Committee”) in connection with the Company’s pending case filed under Chapter 11.  The Stipulation terminates the Restructuring Agreement and provides that third-party noteholders would receive a total of $80.0 million in cash, $100.0 million in new 9.0% UPC Polska notes due 2007, and a number of shares of common stock of UnitedGlobalCom, Inc. (“UGC”), an indirect parent of the Company, worth U.S. $14.5 million based on the closing price of UGC common stock as reported on NASDAQ on December 15, 2003, in exchange for the cancellation of the claims of third-party noteholders.  The Affiliated Creditors would receive $15.0 million in cash and 100% of the newly issued common stock of the reorganized Company in exchange for the cancellation of their claims and would not receive any consideration for their existing equity interest in the Company.  The parties to the Stipulation agreed that no changes to the Disclosure Statement are required.

Also on December 17, 2003, the Company filed with the Bankruptcy Court a Second Amended Chapter 11 Plan of Reorganization Jointly Proposed by UPC Polska, Inc., UPC Polska Finance, Inc. and UnitedGlobalCom, Inc. (the “Second Amended Plan”), in order to effectuate the terms of the Stipulation.  The Stipulation provides that the Committee and the Participating Noteholders shall fully and unconditionally support, and take any reasonable action necessary or helpful to confirm or consummate, the Second Amended Plan.

The Stipulation is subject to the approval of the Bankruptcy Court.  The Bankruptcy Court has noticed January 21, and January 22, 2004 as the date on which parties will be heard concerning approval of the Stipulation, concurrent with the confirmation hearing with respect to the Second Amended Plan.

The Stipulation is filed as Exhibit 10.1 and the Second Amended Plan is filed as Exhibit 2.1 to this Form 8-K and are incorporated in their entirety herein by reference.

As previously reported, the Plan Confirmation Objection Deadline is presently set for January 9, 2004, and the Plan Confirmation hearing with respect to the Second Amended Plan is presently set for January 21 and January 22, 2004.

Item 5. Other Events

On December 18, 2003, following approval and authorization by the Bankruptcy Court, UPC Polska, Inc. converted into a Delaware limited liability company (the “Conversion”) by filing with the Delaware Secretary of State the Certificate of Formation attached as Exhibit 3.1 to this Form 8-K.  The Company accordingly changed its name to UPC Polska, LLC.  In conjunction with the Conversion, the Company adopted the Operating Agreement filed as Exhibit 3.2 to this Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits

Exhibit Number	Description

2.1	Second Amended Chapter 11 Plan of Reorganization Jointly Proposed by UPC Polska, Inc., UPC Polska Finance, Inc. and UnitedGlobalCom, Inc. (Dated December 17, 2003)

3.1	Certificate of Formation of UPC Polska, LLC

3.2	UPC Polska, LLC Operating Agreement

10.1	Stipulation And Order With Respect To Consensual Plan Of Reorganization

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2003

UPC POLSKA, LLC

	By:	/s/ SIMON BOYD
Name: Simon Boyd
Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description

2.1	Second Amended Chapter 11 Plan of Reorganization Jointly Proposed by UPC Polska, Inc., UPC Polska Finance, Inc. and UnitedGlobalCom, Inc. (Dated December 17, 2003)

3.1	Certificate of Formation of UPC Polska, LLC

3.2	UPC Polska, LLC Operating Agreement

10.1	Stipulation And Order With Respect To Consensual Plan Of Reorganization